Exhibit 4.10

December 28, 2012

JOINDER AGREEMENT

Reference is made to that certain Credit Agreement dated as of November 18, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Health Management Associates, Inc., a Delaware corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Subsidiary Guarantors, any other Person (as defined in the Credit Agreement) which may become a Guarantor thereunder pursuant to a duly executed joinder agreement in the form attached as Exhibit A thereto (each a “Guarantor”, collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement) are parties to the Guaranty Agreement (the “Guaranty”) dated as of November 18, 2011.

WHEREAS, the Lenders have agreed to make Loans to the Borrower, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrower, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Borrower and acknowledges that it has derived and will derive substantial benefit from the making of the Loans by the Lenders to the Borrower and the issuance of the Letters of Credit by the L/C Issuer for the account of the Borrower.

WHEREAS, pursuant to Section 6.13(c) of the Credit Agreement, each Subsidiary that ceases to be a Non-Guarantor Subsidiary is required to become a Guarantor under the Agreement by executing a joinder agreement.

WHEREAS, the undersigned Subsidiaries (each, a “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Guaranty in order to induce the Lenders to make Credit Extensions and as consideration for the Loans previously made.

NOW, THEREFORE, the Administrative Agent and each New Guarantor hereby agree as follows:

(a) Guarantee. In accordance with Section 6.13(c) of the Credit Agreement, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor.

(b) Representations and Warranties. Each New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it and its subsidiaries as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include each New Guarantor.

(c) Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

(e) No Waiver. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

(f) Notices. All notices, requests and demands to or upon each New Guarantor, any Agent or any Lender shall be governed by the terms of Section 10.02 of the Credit Agreement.

(g) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CAMPBELL COUNTY HMA, LLC COCKE COUNTY HMA, LLC JEFFERSON COUNTY HMA, LLC KNOXVILLE HMA HOLDINGS, LLC METRO KNOXVILLE HMA, LLC VAN BUREN H.M.A., LLC

By:	\s\ Marlin K. Shaw
	Name:	Marlin K. Shaw
	Title:	Assistant Treasurer

Address for Notices: 5811 Pelican Bay Blvd., Suite 500 Naples, Florida 34108 Attn. General Counsel

[signature page to Joinder to Guaranty]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	\s\ Monique Gasque
	Name:	Monique Gasque
	Title:	Vice President

[signature page to Joinder to Guaranty]

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